EXHIBIT 21

                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
                                 SUBSIDIARY LIST



           KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
               Support Terminal Operating Partnership, L.P.
                  ST Services Ltd
                                 ST Eastham Ltd.
                  ST Linden Terminal, LLC
                  ST/Center Chillicothe Terminal LLC
               Support Terminal Services, Inc.
                  StanTrans, Inc.
                             StanTrans Holding, Inc.
                            StanTrans Partners, L.P.
               Shore Terminals LLC
               Kaneb Pipe Line Holding Company LLC
                  Statia Marine, Inc.
                  Statia Technology, Inc.
                  Statia Terminals Delaware, Inc.
                    Statia Terminals, Inc.
                    Statia Terminals New Jersey, Inc.
                    Seven Seas Steamship Company, Inc.
                      Seven Seas Steamship Company NV
                  Statia Terminals International NV
                    Statia Terminals Corporation NV
                      Statia Terminals Canada, Inc.
                        Point Tupper Marine Services LTD
                      Statia Terminals Canada  Holdings, Inc.
                        Statia Terminals Canada Partnership
                    Statia Terminals Antilles NV
                      Saba Trustcompany NV
                      Bicen Development Corporation NV
                      Statia Terminals NV
                        Statia Laboratory Services NV
                        Statia Tugs NV